EXHIBIT 1.2

ARTICLES OF ASSOCIATION

OF

MER TELEMANAGEMENT SOLUTIONS LTD.

ARTICLES OF ASSOCIATION

OF

MER TELEMANAGEMENT SOLUTIONS LTD.

INTERPRETATION

In these Articles, the words standing in the first column of the table next hereinafter contained shall bear the meanings set opposite them respectively in the second column thereof, if not inconsistent with the subject or context:

Words	Meanings

The Company	The above-named Company.

Companies Ordinance	The Companies Ordinance (New Version) 1983 (the"Companies Ordinance") as amended and as amended from time to time including any law or statute replacing it.

The Statutes	The Companies Ordinance, the Securities Law of 1968 andevery other Ordinance or Law for the time being in force concerning joint stock companies and affecting the Company.

These Articles	These Articles of Association, or as shall be altered from timeto time by Special Resolution.

Officer
A Director, General Manager, Chief Executive Officer. Deputy General Manager, Vice General Manager, any other manager directly subordinate to the General Manager, and any person who fills one of the said positions in the Company, even if he carries a different title.

Audit Committee	As defined in the Companies Ordinance.

The Office	The registered office for the time being of the Company.

The Seal	The rubber stamp of the Company,

Month	A Gregorian month.

Writing                                       Printing, lithography, photography and any other mode or modes of representing or reproducing words in a visible form.

Words importing the singular only shall include the plural, and vice versa.

Words importing the masculine gender shall include the feminine gender and words importing person shall include corporations.

Subject as aforesaid, any words or expressions defined in the Statutes shall, except where the subject or context forbids, bear the same meanings in these Articles

2.	The Regulations in Table "A" in Schedule II to the Companies Ordinance shall not apply to the Company.

PUBLIC COMPANY

3.	The Company is a public company, consequently:

a)	no limitations will apply to the transfer of its shares;
b)	the number of shareholders is unlimited,
c)	the Company may issue to the public shares, debentures or any other securities

4. a)
The share capital of the Company is one hundred twenty thousand  (120,000) new Israeli Shekels, divided into 12,000,000 (twelve million) Ordinary Shares of a nominal value of NIS 0.01 (one-hundredth of a New Israeli Shekel) each, all ranking pari-passu.

b)
Each share entitles its holder to receive notices of and to attend, participate and vote at all the General Meetings of the Company, the right to be paid its proportional part in any dividends that may be declared by the Company, and to take part in the division of the surplus assets in the case of the winding-up of the Company.

SHARES

5.
Subject to these Articles or to the terms of any resolution creating new shares, unissued shares from time to time shall be under the control of the Board of Directors, who shall have the power to allot shares or otherwise dispose of them to such persons, on such terms and conditions, and either at par or at a premium or, subject to the provisions of the Statutes, at a discount, and at such times, as the Board of Directors may think fit, and the power to give to any person the option to acquire from the Company any shares, either at par or at a premium or, subject as aforesaid, at a discount, during such time and for such consideration as the Board of Directors may think fit.

6.	If two or more persons are registered as joint holders of any share, any one of such persons may give effectual receipts for any dividends or other monies in respect of such share.

7.
No person shall be recognized by the Company as holding any share upon any trust, and the Company shall not be bound by or required to recognize any equitable, contingent, future or partial interest in any share or any right whatsoever in respect of any share other than an absolute right to the entirety thereof in the registered holder.

8.
Every member shall be entitled, without payment, to receive within six months after allotment or registration of transfer (unless the conditions of issue provide for a longer interval), one certificate under the Seal for all the shares registered in his name, specifying the number and denoting numbers of the shares in respect of which it is issued and the amount paid up thereon. Provided that, in the case of  joint holders, the Company shall not be bound to issue more than one certificate to all the joint holders. And delivery of such certificate to one of them shall be sufficient delivery to all. Every certificate shall be signed by one Director and countersigned by the Secretary or some other person nominated by the Board of Directors for the purpose.

9.
If any share certificate shall be defaced, worn out, destroyed or lost, it may be renewed     on such evidence being produced, and such indemnity (if any) being given as the Board of Directors shall require and (in the case of defacement or wearing out) upon delivery of the old certificate and, in any case, upon payment of such sum not exceeding NIS 50 (fifty New Israeli Shekels) as the Board of Directors may from time to time require.

10.
No part of the funds of the Company shall be employed in the purchase of, or in loans upon the security of,   the Company's shares: however, nothing in this Article shall prohibit the transactions mentioned in the proviso to Section 139 of the Companies Ordinance.

11.
Where any shares are issued for the purpose of raising money to defray the expenses of the construction of any works or buildings or the provision of any plant which cannot be made profitable for a lengthy period, the Company may pay interest on as much of such share capital as is, for the time being, paid up for the period and subject to the conditions and restrictions mentioned in Section 140 of the Companies Ordinance, and may charge the sum so paid by way of interest to capital as part of the cost of the construction of the work or building or the provision of a plant.

12.	(a)
The Company may pay a commission at a rate not exceeding 10 (ten) percent of the price at which the shares or other securities are issued to any person in consideration of his subscribing or agreeing to subscribe (whether absolutely or conditionally) for any shares in the Company, or other securities of the Company, or procuring or agreeing to procure subscriptions (whether absolute or conditional) for any shares in the Company or other securities of the Company.

(b)	Nothing in the aforementioned shall detract from the Company's power to pay ordinary and reasonable brokerage fees..

CALLS ON SHARES

13.
No member shall be entitled to receive any dividend or to exercise any privileges as a member until he shall have paid all calls for the time being due and payable on every share held by him, whether alone or jointly with any other person, together with interest and expenses (if any).

14.	(a)
lf, under the conditions of the issuance of shares, there is no fixed date for the payments due therefor, the Board of Directors may from time to time make such calls upon the members in respect of all monies then unpaid on shares possessed by them, and every member will pay the sum demanded of him at the place and time appointed by the Board of Directors, provided that fourteen (14) days' notice as to the place and date of payment was served on him. The Directors may revoke or postpone any call.

(b)	A call shall be deemed to have been made at the time when the Resolution of the Board of Directors authorizing such call was passed.

(c)	The joint holders of a share shall be jointly and severally liable for the payment of all calls and installments in respect thereof.

(d)
If, before or on the day appointed for payment thereof, a call or installment payable in respect of a share is not paid, the holder or allottee of the share shall pay interest on the amount of the call or installment at such rate not exceeding the debitory rate prevailing at the largest Israeli commercial bank on the day appointed for the payment referred to, as the Board of Directors shall fix, from the day appointed for payment thereof to the time of actual payment, but the Board of Directors may waive payment of such interest wholly or in part.

15.	(a)
Any sum which, by the terms of allotment of a share, is made payable upon allotment or at any fixed date, whether on account of the amount of the share or by way of premium shall, for all purposes of these Articles, be deemed to be a call duly made and payable on the date fixed for payment and, in the case of nonpayment, the provisions of these Articles as to payment of interest and expenses. Forfeiture and the like, and all other relevant provisions of these Articles shall apply as if such sum were a call duly made and notified as hereby provided.

(b)
The Board of Directors may, at the time of allotment of shares, make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and in the time of payment of such call

16.
The Board of Directors may, if it thinks fit, receive from any member willing to advance the same, all or any part of the monies due upon his shares beyond the sums actually called up thereon; and, upon the monies so paid in advance, or so much thereof as exceeds the amount for the  time being called up on the shares in respect of which such advance has been made, the Board of Directors may pay or allow such interest as may be agreed by them and the Company.

TRANSFER OF SHARES

17.
No transfer of shares shall be registered unless a proper writing or instrument of transfer (in any customary form or any other form satisfactory to the Board of Directors) has been submitted to the Company (or its transfer agent), together with the share certificate(s) and such other evidence of title as the Board of Directors may reasonably require. Until the transferee has been registered in the Register of Members in respect of the shares so transferred, the Company may continue to regard the transferor as the owner thereof,

18.
The Board of Directors may refuse, without giving any reasons therefor, to register any transfer of shares where the Company has a lien on the share, constituting the subject matter of the transfer, but fully paid-up shares may be transferred freely and such transfers do not require the approval of the Board of Directors.

All instruments of transfer shall remain in the custody of the Company, but any such instrument which the Board of Directors refused to register shall be returned to the person from whom it was received, if such request be made m.

19.
The Transfer Records and the Register of Members and Debenture Holders (if any) and Debenture Stock Holders (if any) and other securities (if any) of the Company may be closed during such time as the Board of Directors may deem fit, not exceeding, in the aggregate, thirty (30) days in each year.

TRANSMISSION OF SHARES

20.
In the case of the death of a member, or a holder of a debenture, the survivor or survivors, where the deceased was a joint holder, and the executors and/or administrators and/or the legal heirs of the deceased where he was a sole or only surviving holder, shall be the only persons recognized by the Company as having any title to his shares or his debentures, but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share or any debenture jointly held by him.

21.
Any person who becomes entitled to a share or a debenture in consequence of the death or bankruptcy or any member may, upon producing such evidence of title as the Directors shall require, with the consent of the Directors, be registered himself as holder of the share or the debenture or, subject to the provisions as to transfers herein contained, transfer the same to some other person,

22.
A person entitled to a share or a debenture by transmission shall be entitled to receive, and may give a discharge for, any dividends or interest or other monies payable in respect of the share or debenture, but he shall not be entitled in respect of it to receive notices of, or to attend or vote at meetings of the Company or, save as aforesaid, to exercise any of the rights or privileges of a member or a holder of a debenture unless and until he shall become a member in respect of the share or a holder of the debenture.

FORFEITURE OF SHARES

23.
If any member fails to pay the whole or any part of any call or installment of a call on or before the day appointed for the payment thereof, the Board of Directors may, at any time thereafter during such time as the call or installment or any part thereof remains unpaid, serve a notice on him, or on the person entitled to the share by transmission requiring him to pay such call or installment, or such part thereof as remains unpaid, together with any expenses incurred by the Company by reason of such non-payment.

24.
The notice shall name a further day (not earlier than the expiration of thirty (30) days from the date of the notice) on or before which such call or installment, or such part as aforesaid, and all interest and expenses that have accrued by reason of such nonpayment, is to be made, and shall state that, in the event of non-payment at or before the time and at the place appointed, the shares in respect of which such call was made will be liable to be forfeiter!

25.
If the requisitions of any such notice as aforesaid are not complied with, any share in respect of which such notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Board of Directors to that effect. A forfeiture of shares shall include all dividends in respect of the shares not actually paid before the forfeiture, notwithstanding that they shall have been declared.

26.
Notwithstanding any such forfeiture as aforesaid, the Board of Directors may, at any time before the forfeited share has been otherwise disposed of, annul the forfeiture upon the terms of payment of all call and interest due upon and expenses incurred in respect of the shares and upon such further terms (if any) as it shall see fit

27.
Every share which shall be forfeited shall thereupon become the property of the Company and may be either canceled or sold or re-allotted or otherwise disposed of, either to the person who was before forfeiture the holder thereof or entitled thereto, or to any other person, upon such terms and in such manner as the Board of Directors shall think fit.

28.
A member whose shares have been forfeited shall, notwithstanding, be liable to pay to the Company all calls made and not paid on such shares at the time of forfeiture, and interest thereon to the date of payment, in the same manner in all respects as if the shares had not been forfeited and to satisfy all (if any) the claims and demands which

The Company might have enforced in respect of the shares at the time of forfeiture, without any deduction or allowance for the value of the shares at the time of forfeiture,

29.
The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share, and all other rights and liabilities incidental to the share as between the member whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.

30.
A sworn declaration in writing that the declarant is a Director of the Company, and that a share has been duly forfeited in pursuance of these Articles, and stating the date upon which it was forfeited shall, as against all persons claiming to be entitled to the share adversely to the forfeiture thereof, be conclusive evidence of the facts therein stated, and such declaration, together with the receipt of the Company for the consideration (if any) given for the share on the sale or disposition thereof, and a certificate of proprietorship of the share under the Seal delivered to the person to whom the same is sold or disposed of, shall constitute a good title to the share, and such person shall be registered as the holder of the share and shall be discharged from all calls made prior to such sale or disposition, and, shall not be bound to see to the application of the purchase money (if any), nor shall his title to the share be affected by any act, omission or irregularity relating to or connected with the proceedings in reference to the forfeiture, sale, re-allotment or disposal of the share.

LIEN

31.
The Company shall have a first and paramount hen upon all shares (which are not fully paid up) registered in the name of any member, either alone or jointly with any other person, for his debts, liabilities and engagements, whether solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and such lien shall extend to all dividends from time to time declared in respect of such shares; but the Directors may at any time declare any share to be exempt wholly or partially from the provisions of this Article.

32.
The Board of Directors may sell the shares subject to any such lien at such time or times and in such manner as it shall think fit, but no sale shall be made until such time as the monies in respect of which such lien exists, or some part thereof, are or is presently payable, or the liability or engagement in respect of which such lien exists is liable to be presently fulfilled or discharged, and until a demand and notice in writing, stating the amount due or specifying the liability or engagement and demanding payment or fulfillment or discharge thereof and giving notice of intention to sell in default, shall have been served on such member, or the persons (if any) entitled by transmission to the shares, and default in payment, fulfillment or discharge shall have been made by him or them for fourteen (14) days after such notice.

33.
The net proceeds of such sale shall be applied in or towards satisfaction of the amount due to the Company, or of the liability or engagement, as the case may be, and the balance (if any) shall be paid to the member of the person (if any) entitled by transmission to the shares so sold.

34.
Upon any such sale (i.e., following forfeiture or foreclosing on a lien for and bona fide use of the powers granted with respect thereto), the Board of Directors may enter the purchaser's name in the Register as the holder of the shares, and the purchaser shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.

STOCK

35.	(a)
The Board of Directors may, with the sanction of the members previously given by Special  Resolution, convert any paid-up shares into stock and may, with like sanction, reconvert any stack into paid-up shares of any denomination.

(b)
The holders of stock may transfer the same, or any part thereof, in the same manner and subject to the same regulations, as the shares from which the stock arose, might have been transferred prior to conversion, or as near thereto as circumstances admit, provided however, that the Board of Directors may from time to time fix the minimum amount of stock so transferable, and restrict or forbid the transfer of fractions of such minimum, but the minimum shall not exceed the nominal value of each of the shares from which such stock arose.

(c)
The holders of stock shall, in accordance with the amount of stock held by them, have the same rights and privileges as regards dividends, voting at meetings of the Company and other matters as if they held the shares from which such stock arose, but no such right or privilege, except participation in the dividends and profits of the Company, shall be conferred by any such aliquot part of such stack as would not, if existing in shares, have conferred that right or privilege.

(d)	Such of the Articles of the Company as are applicable to paid-up shares shall apply to stock, and the words "share" and "shareholder" (or "member') shall include "stock" and "stockholder".

ALTERATIONS OF CAPITAL

36.	The Company may from time to time by Special Resolution:

(a)	Consolidate and divide all or any of its share capital into shares of larger amount than its existing shares; or

(b)	Cancel any shares not taken or agreed to be taken by any person; or

(c)
Divide its share capital or any part thereof into shares of smaller amount than is fixed by its Articles of Association by sub-division of its existing shares or any of them subject, nevertheless, to the provisions of the Statutes, and so that as between the resulting shares, one or more of such shares may, by the Resolution by which such sub-division is effected, be given any preference or advantage as regards dividend, capital, voting or otherwise over the others or any other shares; or

(d)
Reduce its share capital and any capital redemption reserve fund in any way that may be considered expedient and, in particular, exercise all or any of the powers conferred by Section 151 of the Companies Ordinance, or any statutory modification thereof.

37.	The Company may, subject to applicable law, issue redeemable shares and redeem the same.

INCREASE OF CAPITAL

38.
The Company may from time to time by Special Resolution, whether all the shares for the time being authorized shall have been issued or all the shares for the time being issued shall have been fully called up or not, increase its share capital by the creation of new shares; such new capital to be of such amount and to be divided into shares of such respective amounts and (subject to any special rights for the time being attached to any existing class of shares) to carry such preferential, deferred or other ,recta: rights (if any) or to be subject to such conditions or restrictions (if any) in regard to dividend, return of capital, voting or otherwise as the General Meeting deciding upon such increase directs.

39.
Except so far as otherwise provided by or pursuant to these Articles or by the conditions of issue, any new share capital shall be considered as part of the original ordinary share capital of the Company, and shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the original share capital.

MODIFICATION OF CLASS RIGHTS

40.
If, at any time, the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varried with the consent in writing of the holders of all the issued shares of that class, or with the sanction of an Special Resolution passed at a separate meeting of the holders of the shares of the class. The provisions of these Articles relating to General Meetings shall apply, mutatis mutandis, to every such separate General Meeting. Any holder of shares of the class present in person or by proxy may demand a secret poll,

41.
Unless otherwise provided by the conditions of issue, the enlargement of an existing class of shares, or the issuance of additional shares thereof, shall not be deemed to modify or abrogate the rights attached to the previously issued shares of such class or of any other class.

BORROWING POWERS

42.
The Board of Directors may from time to time, in its discretion, cause the Company to borrow or secure the payment of any sum or sums of money for the purposes of the Company, and may secure or provide for the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as it thinks fit and, in particular, by the issuance of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges or other securities on the undertaking, or the whole or any part of the property of the Company, both present and future, including units uncalled or called but unpaid capital for the time being.

GENERAL MEETINGS

43.
General Meetings shall be held at least once in every calendar year at such time, not being more than fifteen months after the holding of the last preceding General Meeting, and at such place as may be determined by the Board of Directors. Such Annual General Meetings shall be called "Ordinary Meetings", and al other General Meetings of the Company shall be called "Extraordinary Meetings", The Annual General Meeting shall receive and consider the Directors' Report, the Profit and Loss Account and Balance Sheet, appoint auditors and transact any other business which, under these Articles or by the Statutes, are to be transacted at a General Meeting of the Company.

44.
The Board of Directors may, whenever it thinks fit, 'and it shall upon such requisition in writing as is provided by Sections 109 and 110 of the Companies Ordinance, convene an Extraordinary Meeting, Any such requisition must state the objects for which the meeting is to be called, be signed by the requisitionists, and must be deposited at the Office. Such requisition may consist of several documents in like form, each signed by one or more requisitionists, If the Board of Directors does not, within twenty-one days from the date of the deposit of such requisition, proceed to convene a Meeting, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the Meeting, but any Meeting so convened shall not be held after three months from the date of such deposit.

45.	a)
Subject to the provisions herein relating to Special Resolutions, seven (7) days' notice at the least, specifying the place, the day and the hour of meeting and, in the case of special business, the general nature of such business, shall be given in manner hereinafter mentioned, to such members as are under the provisions of these Articles, entitled to receive notices from the Company. Whenever it is proposed to pass a Special Resolution, twenty-one days' notice of the General Meeting convened to pass such resolution shall be given. Notices shall be given by post or by personal delivery to every registered shareholder of the Company, to his address as described in the Register of Members of the Company or such   other address as designated by him in writing for this purpose, together with publication in two daily newspapers published in Israel. Provided that the accidental omission to give such notice to, or the non-receipt of such notice by, any such member shall not invalidate any resolution passed or proceeding held at any such meeting and, with the consent of all the members for the time being entitled to receive notice of meetings, a meeting may be convened upon a shorter notice or without notice, and generally in such manner as such members may approve. Such consent may be given at the meeting or retrospectively after the meeting.

(b)
Notice with respect to any General Meeting shall be regarded proper and sufficient if it specifies at a general manner the general nature of the matter to be transacted at the General Meeting or, without making the procedure hereinafter set forth mandatory, if it specifies that the draft of the resolution to be proposed to the General Meeting is available for inspection at a designated place during a designated time period.

PROCEEDINGS AT GENERAL MEETINGS

46.
No business shall be transacted at any General Meeting unless a quorum is present when the meeting proceeds to business. The quorum at any Meeting shall be two members present in person or by proxy, holding or representing at least one-third of the total voting rights in the Company.

47.
If, within half an hour from the time appointed for the holding of a General Meeting, a quorum is not present, the meeting shall stand adjourned to the same day in the next week at the same time and place, or any time and hour as the Board of Directors shall designate and state in a notice to the members, and if, at such adjourned meeting, a quorum is not present within half an hour from the time appointed for holding the meeting, two members present in person or by proxy shall be a quorum.

48,
The Chairman (if any), chosen as such among the Directors, shall preside at every General Meeting, but if there shall be no such Chairman, or if, at any meeting, he shall not be present within fifteen minutes after the time appointed for holding the same, or shallbe unwilling to act as Chairman, the members present shall choose a Director or, if no Director be present, or if all the Directors present decline to take the Chair, they shall choose a member present to be Chairman of the meeting.

49.
The Chairman may, with the consent of any meeting at which a quorum is present, and shalt, if so directed by the meeting, adjourn any meeting from time to time and from place to place as the meeting shall determine. Whenever a meeting is adjourned pursuant to the provisions of this Article for seven days or more, notice of the adjourned meeting shall be given in the same manner as in the case of an original meeting. Save as aforesaid, no member shall be entitled to any notice of an adjournment, or of the business to be transacted at an adjourned meeting. No business shall be transacted at any adjourned meeting other than the business which might have been transacted at the meeting from which the adjournment took place.

VOTES OF MEMBERS

50.
An Ordinary Resolution shall be deemed adopted if approved by the holders of a majority of the voting rights in the Company represented at the meeting in person or by proxy and voting thereon. In the case of an equality of votes, either on a show of hands or a poll, the Chairman of the meeting shall not be entitled to a further or casting vote.

51.
At all General Meetings, a resolution put to a vote.at the meeting shall be decided on a show of hands unless, before or upon the declaration of the result of the show of hands, a poll in writing be demanded by the Chairman (being a person entitled to vote), or by at least two members present, in person or by proxy, holding at least one-twentieth part of the issued share capital of the Company and, unless a poll be so demanded, a declaration by the Chairman of the meeting that a resolution has been carried, or has been carried unanimously or by a particular majority, or lost„ or not carried by a particular majority, shall be conclusive, and an entry to that effect in the Minute Book of the Company shall be conclusive evidence thereof, without proof of the number or proportion of the votes recorded in favor of or against such resolution.

52.	if a poll be demanded in manner aforesaid, it shalt be taken forthwith and the result of the poll shall be deemed to be the resolution of the meeting at which he poll was demanded.

53.	The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

54.
Subject to any rights or restrictions for the time being attached to any class or classes of shares, every member shall have one vote for each share of which he is the holder whether on a show of hands or on a poll

55.
If any member be a lunatic, idiot, or non compos mentis, he may vote by his committee. receiver, curator bonis or other legal curator, and such last-mentioned persons may give their votes either personally or by proxy.

56.
If two or more persons are jointly entitled to a share then, in voting upon any question, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other registered holders of the share and, for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members.

57.	Votes may be given either personally or by proxy. A proxy need not be a member of the Company,

58.	(a)
The instrument appointing a proxy shall be in writing in the usual common form, or such form as may be approved by the Board. of Directors, and shall be signed by the appointor or by his attorney duly authorized in writing or, if the appointor is a corporation, the corporation shall vote by its representative, appointed by an instrument duly signed by the corporation_

(b)	The instrument appointing a proxy shall be deemed to include authorization to demand a poll or to vote on a poll on behalf of the appointor.

59
A vote given in accordance with the terms of an instrument of proxy shall be valid notwithstanding the previous death or insanity of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, unless an intimation in writing of the death, revocation or transfer shall have been received at the Office before the commencement of the meeting or adjourned meetings at which the proxy is used.

60.
The instrument appointing a proxy, together with the power of attorney or other authority (if any) under which it is signed, or a notarially certified or office copy of such power of attorney, shall be deposited at the Office or at such other place or places, whether in Israel or elsewhere, as the Board of Directors may from time to time, either generally or in a particular case or class of cases prescribe, at least forty-eight (48) hours before the time appointed for holding the meeting or adjourned meeting at which the person named in such instrument proposes to vote; otherwise, the person so named shall not be entitled to vote in respect thereof; but no instrument appointing a proxy shall be valid after the expiration of twelve months from the date of its execution.

61.
Subject to the provisions of the Statutes, a resolution in writing signed by all the members, in person or by proxy, for the time being entitled to vote at a General Meeting of the Company, shall be as valid and as effectual as a resolution adopted by a General Meeting duly convened, held and constituted for the purpose of passing such resolution.

62.
A member will be entitled to vote at the Meetings of the Company by several proxies appointed by him, provided that each proxy shall be appointed with respect to different shares held by the appointing member. Every proxy so appointed on behalf of the same member shall be entitled to vote as he sees fit.

63.
No person shall be entitled to vote at any General Meeting (or be counted as a part of the quorum thereon unless all calls thenpayable by him in respect of his shares in the Company shall have been paid.

DIRECTORS

64.
The Board of Directors of the Company shall consist of a minimum of two (2) and a maximum of twelve (12) Directors or of such number as may be fixed from time to time by an Ordinary Resolution of a General Meeting.

65.
The Directors shall be elected at the Annual General Meeting of the Company and shall hold office for a period of one year until the close of the Annual General Meeting held in the year following their election. Should no Directors be elected at the Annual General Meeting, the Directors holding office at the time such meeting was convened shall continue to hold their office. Directors whose term of office expired may be re-elected.

66.
Except for Directors whose term of office expired at the time the meeting was convened and for persons nominated for the office of a Director by the Directors, no person shall be nominated for the office of a Director at a General Meeting unless, not less than forty-eight (48) hours and not more than forty-two (42) days prior to the date set for such meeting, another notice signed by the member (or by the candidate) entitled to participate and also present at the meeting with respect to which notice was given. indicating his intention of nominating the candidate to the office of a Director and accompanied with the written consent thereto of the nominee, was delivered to the Office.

67.	The Directors in their capacity as such, shall be entitled to receive remuneration and reimbursement of expenses incurred by them in the course of carrying out their duties as Directors.

68.	The office of a Directors shall be vacated, ipso facto'

(a)	upon his resignation by written notice signed by him and delivered to the office.
(b)	if he becomes bankrupt or enters into an arrangement with his creditors:
(c)	if he be found to be a lunatic or becomes of unsound mind,
(d)	if he be relieved of his office as provided in Article 74 hereof;
(e)	if he is prevented by applicable law from serving as a director of the Company.

69.	(a)
Subject to the provisions of the Companies Ordinance, no Director shall be disqualified by virtue of his office from holding any office, or deriving any profit from any other office in the Company or from any company in which the Company shall be a shareholder or otherwise interested, or from contracting with the Company as a vendor, purchaser or otherwise.

(b)
Transactions entered into by the Company in which an office holder of the Company has a personal interest, directly or indirectly, will be valid in respect of the Company and the office holder only if approved by the Company's Board of Directors and, if such transactions are "irregular transactions" as defined in the Company's Ordinance, only if approved in accordance with the requirements of the Companies Ordinance.

70.
A director who has a personal interest in a matter which is brought for discussion before the Board of Directors may participate in said discussion, provided that he shall neither vote in nor attend discussions concerning the approval of the activities or the arrangements. If said Director did vote or attend as aforesaid, the approval given to the aforesaid activity or arrangements shall be invalid.

71.	The Company may from time to time at a General Meeting, increase or decrease the number of Directors.

72.
In the event of one or more vacancies on the Board of Directors, the continuing Directors may continue to act as long as the Board of Directors consists of at least a majority of the total number of Directors elected. However, in the event that the remaining Directors are not a majority of the total number of Directors, the remaining Director or Directors may call for the convening of a General Meeting for the purpose of the election of Directors.

73.
Subject to Article 64, the Board of Directors may, at any time and from time to time, appoint any other person as a Director, whether to fill a casual vacancy or to add to their number. Any Director so appointed shall hold office until the first General Meeting convened after such appointment, and may be re-elected.

74.
The Company may, at a General Meeting, remove any Director from office before the expiration of his term of office and appoint another Director in his stead. The person so appointed shalt hold office only for sue' period 1--4 the person in whose stead he was appointed would have held office had he not been removed.

PRESIDENTS AND EXECUTIVE OFFICERS

75.
The Board of Directors may from time to time appoint one or more persons as President or Presidents, as Chief Executive Officer or Officers (CEO), as Chief Operating Officer or Officers (COO) or as any other Executive Officer or Officers of the Company, whether for a fixed term or without any limitation of time, and the Board of Directors may from time to time remove or discharge him or them from office (subject to the provisions of any agreement between any such person and the Company) and appoint another or others in his or their place or places.

76.	The Board of Directors may from time to time appoint one or more Vice Presidents for certain functions, to carry out duties delegated to him (them) by the President, CEO or COO.

77.
The Board of Directors may from time to time confer upon and delegate to a President, CEO, COO or other Executive Officer then holding office, such authorities and duties of the Board of Directors as they may deem fit, and they may delegate such authorities for such period and for such purposesand subject to such conditions and restrictions which they consider advantageous, and they may delegate such Authorities with or without waiving the authorities of the Board of Directors with respect thereto and their being in lieu of its authorities, in whole, or in part, and it may from time to time revoke, cancel and alter such authorities in whole or in part.

78.
The remuneration of a President, CEO, COO or other Executive Officer shall be fixed by the Board of Directors, taking into consideration any agreement between him and the Company, and it may be in whole or in part, in the form of wages or commissions or profit sharing or a combination thereof.

79.	Notwithstanding anything to the contrary contained in Articles 77 and 87 hereof, theremuneration of the President shall be fixed exclusively by the Board of Directors.

DIRECTOR'S ACTS AND AUTHORITIES

80.
The management of the business of the Company shall be vested in the Board of Directors, which may exercise all such powers and do all such acts and things as the Company is authorized to exercise and do, and are not hereby or by law required to be exercised or done by the Company in General Meeting. The authority conferred on the Board of Directors by this Article 80 shall be subject to the provisions of the Companies Ordinance, of these Articles and any regulation or resolution consistent with these Articles adopted from time to time by the Company in General Meeting, provided, however that no such regulation or resolution shall invalidate any prior act done by cr pursuant to a decision of the Board of Directors which would have been valid if such regulation or resolution had not been adopted.

81.
The Directors may meet together for the dispatch of the business of the Company and they may postpone their meetings and otherwise regulate them as they shall deem fit. A Director may call a meeting of the Board of Directors at any time and the Secretary, if so requested by a Director, shall accordingly convene such a meeting. The quorum for the dispatch of business by the Board of Directors shall be determined by the Directors and, if not so determined, shall be the majority of the Directors.

82.
A resolution in writing signed or otherwise approved by all the Directors then in office shall be as valid and as effectual as a resolution adopted by the Board of Directors at a meeting of the Board of Directors duly convened and held.

83.
Every Director shall be entitled to be represented and to vote at any meeting of the Board of Directors by another Director or by another person appointed by him and whose appointment was agreed to by the Director(s) in a written resolution or at the next meeting of the Board of Directors, who shall act as his alternate for one meeting or for another specified period or until notice be given of the cancellation of the appointment. Each alternate shall have the number of votes equivalent to the number of Directors who appointed him as alternate and, if he himself is a Director, he shall have such number of votes in addition to his own vote. The appointment of an alternate shall be made in writing. A Director may appoint two alternates. However, if the two alternates of the same Director shall be present at the Board of Directors' meeting, only one of them shall have the right to vote thereat.

84.
Members of the Board of Directors, or of any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or of any committee, by means of a telephone conference or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute attendance in person at the meeting, provided confirmation in writing by each such participant be forwarded to the Company at any time after such meeting.

85.	(a)
The Board of Directors may from time to time elect a Chairman for their meeting and fix the term of his office and, unless otherwise declared, the Chairman shall be elected annually. In the event that a Chairman was not elected and if the Chairman should fail to be present at a meeting fifteen (15) minutes after the time set for its convening, the remaining Directors shall elect one of those present to be Chairman of the meeting.

(b)
All questions that arise at meetings of the Board of Directors shall be decided by a majority of votes. In the event of a tie vote, the Chairman of the Board of Directors shall not cast the deciding vote.

86.
Any meeting of the Board of Directors at which a quorum is present shall have the authority to exercise all or part of the authorities, powers of attorney and discretion invested at such time in the Directors or regularly exercised by them.

87.
The board of Directors may delegate its authorities in whole or in part to committees as it shall deem fit, and it may from time to time revoke such delegation. Any committee so created must, in exercising the authorities granted to it, adhere to all the instructions of the Board of Directors given from time to time and/or to the provisions of the Statutes.

88.
All acts done bona fide at any meeting of the Board of Directors, or of a committee of the Board of Directors or by any person(s) acting as Director(s) shall, notwithstanding that it may afterwards be discovered that there was some defect in the appointment of the participants in such meeting or any of them or any person(s) acting as aforesaid, or that they or any of them or any person(s) acting as aforesaid, or that they or any of them were disqualified, be as valid as if there were no such defect or disqualification.

89.	The Board of Directors shall cause proper Minutes to be kept of the following:

(a)	the names of all the Directors present at any meeting of the Board of Directors and at any meeting of a committee of the Board of Directors;

(b)	all proceedings and resolutions of General Meetings of the Company, Board of Directors' meetings and Committees of the Board of Directors' meetings.

Any Minutes as aforesaid, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting, shall be accepted as prima facie evidence of the matters therein recorded.

90.
All bona fide acts carried out at any meeting of the Board of Directors held in Israel or thereafter as a result therefrom, shall be valid, notwithstanding the fact that a Director who was absent from Israel at the time of the meeting did not receive a notice with respect to its convening.

BRANCH REGISTERS

91.
Subject to, and in accordance with, the provisions of the Companies Ordinance and to all orders and regulations issued thereunder, the Company may cause branch registers to be kept at any place outside Israel as the Board of Directors may think fit and, subject to all applicable legal requirements, the Board of Directors may from time to time adopt such rules and procedures as it may think fit in connection with the keeping of such branch registers.

SECRETARY

92.
The Board of Directors may from time to time appoint a Secretary to the Company as it deems fit, and may appoint a temporary Assistant Secretary who shall act as Secretary for the term of his appointment

RIGHTS OF SIGNATURE - STAMP AND SEAL

93.	(a)
Authorization to sign on behalf of the Company and thereby bind it shall be made and granted from time to time by the Board of Directors. The Company shall have at least one rubber stamp. The Company shall be bound by the signature of the aforesaid appointees if appearing together after its stamp or imprinted name.

(b)
The Board of Directors may provide for a seal. If the Board of Directors so provide, it shall also provide for the safe custody thereof. Such seal shall not be used except by the authority of the Board of Directors and in the presence of the person(s) authorized to sign on behalf of the Company, who shall sign every instrument to which such seal is affixed.

DIVIDENDS

94.
Subject to any preferential, deferred, qualified or other rights, privileges or conditions attached to any  special class of shares with regard to dividends, the profits of the Company available for dividend and resolved to be distributed shall be applied in payment of dividends upon the shares of the Company in proportion to the amount paid up or credited as paid up per the nominal value thereon respectively, otherwise than in advance of calls. Unless not otherwise specified in the conditions of issuing of the shares, all dividends with respect to shares which were not fully paid up within a certain period, for which dividends were paid, shall be paid proportionally to the amounts paid or credited as paid on the nominal value of the shares during any portion of the abovementioned period.

95.
The Company, in General Meeting, may declare a dividend to be paid to the members according to their rights and interests in the profits, and may fix the time for payment. No larger dividend shall be declared than is recommended by the Directors, but the Company in General Meeting may declare a smaller dividend

96.	The Directors may from time to time pay to the members on account of the next forthcoming dividend such interim dividends as, in their judgment, the position of the Company justifies.

97.	A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

98.	Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in manner hereinafter provided.

99.
Unless otherwise directed, any dividend may be paid by check, bank transfer or warrant, sent through the post to the registered address of the member or person entitled or, in the case of joint registered holders, to that one of them first named in the register in respect of the joint holding. Every such check shall be made payable to the order of the person to whom it is sent. The receipt by the person whose name, at the date of the declaration of the dividend, appears in the register of members as the owner of any share or, in the case of joint holders, of any one of such joint holders, seal; be a good discharge to the Company of all payments made in respect of such share. All dividends unclaimed for one year after having been declared may be invested or otherwise used by the Directors for the benefit of the Company until claimed. No unpaid dividend or interest shall bear interest as against the Company.

PAYMENT IN SPECIE AND CAPITALIZATION OF PROFITS

100.
Upon the recommendation of the Board of Directors approved by Ordinary Resolution of the Company, a dividend may be paid, wholly or partly, by the distribution of specific assets of the Company or by distribution of paid-up shares, debentures or debenture stock or any other securities of the Company or of any other companies or in any one or more of such ways.

101.	Upon the recommendation of the Board of Directors, approved by Ordinary Resolution of the Company, the Company :

(I)
may cause any monies, investments or other assets forming part of the undivided profits of the Company, standing to the credit of a reserve fund, or to the credit of a reserve fund for the redemption of capital, or in the hands of the Company and available for dividends, or representing premiums received on the issuance of shares and standing to the credit of the share premium account, to be capitalized and distributed among such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion, or to be distributed only to a certain part of the shareholders, while not distributed to other shareholders as will be decided by the General Meeting on the footing that they become entitled thereto as capital, or may cause any part of such capitalized fund to be applied on behalf of such shareholders in paying up in full, either at par or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock or any other securities of the Company which shall be distributed accordingly, or in payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock; and

(ii)
may cause such distribution or payment to be accepted by such shareholders in full satisfaction of their interest in the said capitalized sum When distributing shares for capitalized profits, all members shall receive shares of one class -whether such class existed .prior thereto or was created therefor - or every shareholder shall receive shares of the same class which conferred upon him the right to receive shares from the capitalization of profits, or of any other class or a combination of several classes of shares - in accordance with the approval of the General Meeting.

102.
For the purposes of Article 100, the persons entitled to the aforementioned bonuses derived from capitalization as a result of their holding bearer certificates, shall be determined in accordance with the provisions of this Article. The following provisions shall be applicable to the issuance of any shares or debentures or other securities by way of capitalization and relating to shares represented by a bearer certificate.

(a)
The board of Directors may issue and allot to a representative(s) appointed by them for such purpose, all the shares or debentures or other securities which are to be issued to all the holders of bearer shares, and may given such representative(s) authority or powers with respect to the realization of the shares or debentures or other securities issued to them, in whole or in part, in order to facilitate their distribution or for any other purpose as the board of Directors shall deem fit. Any such issuance and allotment shall be deemed an issue and allotment to such persons as are entitled to part of the aforementioned capitalization with respect to bearer shares. ,

(b)
In order to determine the members who are entitled to such bonuses derived from the aforesaid capitalization with respect to bearer certificates, the Board of Directors shall publish at lease once in an Israeli newspaper, a notice with respect to the resolution to capitalize and the manner in which the capitalized amounts shall be distributed and the number of the coupon which is to be presented in order to receive the bonus. Upon presentation of the aforesaid coupon and its deliver at the place designated therefor in the notice, the deliverer of the coupon shall be entitled to the bonuses derived from the aforesaid capitalization proportionate to the number of shares specified in the bearer share certificate to which the coupons appertain.

In addition thereto, the Board of Directors may specify in the said notice a date (which shall not  be earlier than six (6) months is after the date of the publication of the notice), after which all the  shares or debentures or other securities which were not demanded shall be sold by the representative(s), and any person presenting himself thereafter and presenting the coupon designated in the notice shall be entitled to receive only the net receipts derived from the sale and the interest accrued thereon.

(c)
The Company and the representative(s) may recognize the absolute right of the person presenting the coupon designated in the notice, in the aforesaid manner, to receive the bonuses derived from the capitalization and relating to the shares specified in the bearer share certificates to which the coupons are attached. The delivery of the coupon to the Company shall constitute a proper exoneration to the Company and the representative(s) for the delivery of the shares or debentures or other securities to the deliverer of the coupons in proportion to the amount of shares represented by the coupons, or for the payment of the net proceeds of the sale of the shares or the debentures or the other securities, as the case may be.

103.
For the purpose of giving full effect to any resolution under Articles 100 and 101, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient and, in particular, may issue fractional certificates, and may fix the value for distribution to any members upon the footing of the value so fixed, or determine that fractions of less nominal value than one Israeli Shekel may be disregarded in order to adjust the rights of all parties any may vest any such cash, shares, debentures, debenture stock or specific assets with trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filed in accordance with Sections 129 and 130(a)(2) of the Companies Ordinance, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend of capitalized fund.

ACCOUNTS

104.
The Board of Directors shall cause accurate books of accounts to be kept in accordance with the provisions of the Companies Ordinance and of any other applicable law. Such books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Board of Directorsmay think fit, and they shall always be open to inspection by all Directors. No member not being a Director shall have any right to inspect any account or book or other similar document of the Company, except as conferred by law or authorized by the Board of Directors or by Ordinary Resolution of the Company..

105.	At least once in every fiscal year the accounts of the Company shall be auditedand the correctness of the profit and loss account and balance sheet certified by one or more duly qualified auditors.

106.	The appointment, authorities, rights and duties of the auditor(s) of the Company small be regulated by the applicable law.

NOTICES

107.	(a)
A notice or any other document may be served by the Company upon any member either personally or by sending it by prepaid registered mail (air mail if sent to a place outside Israel) addressed to such member at his address as described in the Register of Members or such other address as he may have designated in writing for the receipt of notices and other documents, together with publication in two daily newspapers published in Israel. Any written notice or other document shall be deemed to have been served twelve (12) hours after it has been sent by facsimile, forty-eight (48) hours after it has been posted (seven (7) days if sent to a place, or posted, at a place outside of Israel), or when actually received by the addressee if sooner than twelve (12) or forty-eight (48) hours or seven (7) days, as the case may be, after it has been posted, or when actually tendered in person, to such member (or to the Secretary or the President), provided, however, that such notice or other document as mentioned above may be sent by facsimile and confirmed by registered mail as aforesaid, and such notice shall be deemed to have been given twenty-four (24) hours after such facsimile has been sent or when actually received by such member (or by the Company), whichever is earlier. If a notice is, in fact, received by the addressee, it shall be deemed to have been duly served when received, notwithstanding that it is defectively addressed or failed in some respect, to comply with the provisions of this Article.

(b)
Unless otherwise specified in bearer share warrants, the holders of such warrants shall not be entitled to receive notice of any General Meeting of the Company, and the Company is under no obligation to give notice of General Meetings to a person entitled to a share by virtue of its deliver to him, unless he is duly registered as a member.

(c).
All notices to be given to the members shall, with respect to any shares to which persons are jointly entitled, be given to whichever of such persons is named first in the Register of Members, and any notice so given shall be sufficient notice to the holders of such share.

(d).
Any member whose address is not described in the Register of Members, and who shall not have designated in writing an address for the receipt of notices, shall not be entitled to receive any notice from the Company.

(e)
Any notice or other document served upon or sent to any member by publication in accordance with these Articles shall, notwithstanding that he be then deceased or bankrupt, and whether the Company has notice of his death or bankruptcy or not, be deemed to be duly served or sent in respect of any shares held by him (either alone or jointly with others) until some other person is registered in his stead as the holder or joint holder of such shares, and such service or sending shall be a sufficient service on or sending to his heirs, executors, administrators or assigns and all other persons (if any) interested in such share.

(f)	Where a given number of days' notice, or notice extending over a ny period, Is required to be given, the day of service shall be counted in such number of days or other period.

RECONSTRUCTION

108.
On any sale of the undertaking of the Company, the Board of Directors or the liquidators on a winding-up may, if authorized by Special Resolution, accept fully pair up or partly paid up shares, debentures or securities of any other company. whether Israeli or foreign, either then existing or to be formed, for the purchase, in whole or in part, of the property of the Company, and the Board of Directors (if the profits of the Company permit), or the liquidators (on a winding-up), may distribute such shares or securities, or any other property of the Company, amongst the members without realization, or best the same in trustees for them, and any Special Resolution may provide for the distribution or appropriation of the cash, shares or other securities, benefits or property, otherwise than in accordance with the strict legal rights of the members or contributors of the Company, and for the valuation of any such securities or property at such price and in such manner as the' meeting may approve, and all holders of shares shall be bound to accept and shall be bound by any valuation or distribution so authorized, and waive all rights in relation thereto, save only in the case the Company is proposed to be. or is, in the course being wound up, such statutory rights (if any) under the provisions of the Statutes as are incapable of being varied or excluded by these presents.

EXEMPTION, INDEMNIFICATION AND INSURANCE

109.	Exemption of Officers

Subject to the provisions of the Companies Law, the Company shall be entitled to exempt an officer thereof from his liability, in whole or in part, for damage caused due to the breach of the duty of care owed thereto.

110.	Liability Insurance

Subject to the provisions of the Companies Law, the Company shall be entitled to enter into an insurance contract covering the liability of an Officer thereof due to a liability to be imposed on him due to an act performed in his capacity as an Officer thereof, for each one of the following:

(i)	A breach of the duty of care owed to the Company or to another person;

(ii)	A breach of the fiduciary duties owed to the Company, provided that the Officer shall have acted in good faith and had reasonable cause to believe that the act would not harm the Company’s interests;

(iii)	A monetary liability imposed on him in favor of another person; or

(iv)
Reasonable litigation expenses, including attorney fees, incurred by the Officer as a result of an administrative enforcement proceeding instituted against him. Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Officer in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, 1968, as amended (the "Securities Law") and expenses that the Officer incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees .

111.	Permission to Indemnify

The Company may (a) undertake in advance to indemnify an Officer for liabilities or expenses as specified in subsections (1) through (3) below, to be imposed on the Officer due to an act performed in such capacity, provided that with respect to a financial liability imposed on the Officer by any judgment, settlement or court-approved arbitration award as specified in subsection (1) below, the undertaking must be restricted to types of occurrences which the Board of Directors shall deem to have been foreseeable at the time the undertaking to indemnify is made due to the Company’s activities, and to an amount or standard that the Board of Directors has determined is reasonable under the circumstances; and (b) indemnify an Officer retroactively for liabilities or expenses as specified in subsections (1) through (3) below or any other liability or expense which is permitted at the time by the Israeli Companies Law and/or any other applicable law (“Undertaking to Indemnify”).

(1)	A monetary liability imposed on the Officer in favor on another person pursuant to a judgment, including a settlement or an arbitration award that was approved by a court.

(2)
Reasonable litigation expenses, including attorney’s fees, actually incurred by the Officer or imposed upon the Officer by a court, in an action, suit or proceeding initiated against the Officer by the Company or on its behalf or by another person, or in a criminal charge from or in which the Officer shall have been acquitted or convicted of an offense requiring no proof of criminal intent (mens rea).

(3)
Reasonable litigation expenses, including attorney’s fees, actually incurred by an Officer due to an investigation or proceeding conducted against the Officer by a competent authority, and which concluded without the filing of an indictment against the Officer and without a monetary liability being imposed upon the Officer as an alternative to a criminal proceeding, or having concluded without the filing of an indictment against the Officer but with the imposition of a monetary liability, as an alternative to a criminal proceeding, in an offense requiring no proof of criminal intent (mens rea) ; or in connection with an administrative enforcement proceeding or a  financial sanction.  Without derogating from the generality of the foregoing, such expenses will include a payment imposed on the Officer in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law, and expenses that the Officer incurred in connection with a proceeding under Chapters H'3, H'4 or I'1 of the Securities Law, including reasonable legal expenses, which term includes attorney fees .

In this sub-section (3), a proceeding concluding without the filing of an indictment in a matter in which a criminal investigation was commenced shall mean the closing of the case pursuant to Section 62 of the Israeli Criminal Procedure Law [Consolidated Version], 5742-1982 (in this subsection – the Criminal Procedure Law), or a stay of proceedings by the Attorney General pursuant to Section 231 of the Criminal Procedure Law; and a “monetary liability as an alternative to a criminal proceeding” shall mean a monetary liability imposed by law as an alternative to a criminal proceeding, including an administrative fine pursuant to the Administrative Offenses Law, 5746-1985, a fine for an offense determined as a fine offense pursuant to the provisions of the Criminal Procedure Law, a monetary penalty or a fine.

WINDING-UP

111.	A.
If the Company shall be wound up, whether voluntarily or otherwise, the liquidators may, with the sanction of an Extraordinary Resolution, divide among the members in specie any part of the assets of the Company and may, with like sanction, vest any part of the assets of the Company in trustees upon such trusts, for the benefit of the members, as the liquidators with like sanction shall think fit. The resolution sanctioning any such division may also sanction a division otherwise than in accordance with the legal rights of the members, and may confer special rights on any class of member, but in case any resolution shall be passed sanctioning any . division otherwise than in accordance with the legal rights of the members, any member who would be prejudiced thereby shall have a right to dissent and ancillary rights, as if such resolution were a Special Resolution passed pursuant to Section 334 of the Companies Ordinance.

112.
The reverse stock split of our issued and outstanding ordinary shares by a ratio of one-for-two was approved (the "Charter Amendment"). Pursuant to the Charter Amendment the number of our ordinary shares issued and outstanding is reduced, but there will not be a change in the number of authorized shares or the par value per share. The number of issued ordinary shares is reduced from 8,928,750 to 4,464,376 and the number of outstanding ordinary shares is reduced from 8,917,950 to 4,458,976. The number of authorized ordinary shares would remain unchanged, but because the number of outstanding ordinary shares is reduced, the number of authorized ordinary shares available for issuance would be increased. After the reverse stock split we would have 7,535,624 authorized but unissued ordinary shares.